Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER ANNOUNCES FILING OF INITIAL FORM 10 REGISTRATION STATEMENT
FOR SPIN-OFF OF KNOWLES CORPORATION

Separation Remains On-Track for Completion Early 2014
Downers Grove, Illinois, September 30, 2013 - Dover (NYSE: DOV) today announced that its wholly owned subsidiary Knowles Corporation ("Knowles") filed an initial Form 10 registration statement with the U.S. Securities and Exchange Commission ("SEC"). The filing relates to the previously announced spin-off of certain of Dover's communication technologies businesses into a standalone, publicly traded company. Upon completion of the spin-off, Knowles will be an independent, global technology and market leader in the communication technologies space.
As previously communicated, Dover anticipates that the transaction will be in the form of a distribution of 100% of the stock of Knowles, which is expected to be tax-free to Dover and U.S. shareholders. Dover continues to expect that the transaction will be completed early next year. Completion of the transaction is subject to certain customary conditions, including, among others, assurance that the spin-off of Knowles will be tax free to Dover and U.S. shareholders, the effectiveness of appropriate filings with the SEC, and final approval by Dover's Board of Directors.
"The initial filing of the registration statement is an important step in the process of establishing Knowles as an independent, publicly traded company," said Robert A. Livingston, Dover's President and Chief Executive Officer. "With its track record of success, solid financial profile and operational flexibility, we are confident that Knowles will build on its history of success and deliver significant benefits to its stakeholders."

Knowles' initial Form 10 registration statement contains a preliminary information statement providing important information about the spin-off and Knowles.The registration statement is accessible by searching for filings by Knowles Corporation (CIK: 0001587523) on the SEC's Edgar reporting system, which can be found at http://www.sec.gov/edgar/searchedgar/companysearch.html.
About Dover:
Dover is a diversified global manufacturer with annual revenues of over $8 billion. For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. The Company's entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover's well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification.

Headquartered in Downers Grove, Illinois, Dover employs 35,000 people worldwide. Dover is traded on the New York Stock Exchange under "DOV." Additional information is available on our website at www.dovercorporation.com.
About Knowles:
Upon completion of the spin-off from Dover, Knowles Corporation will be an independent, global technology and market leader in the communication technologies space. Knowles will have significant product breadth in acoustic components, including MEMs microphones, speakers, receivers and transducers, as well as a solid position in communication infrastructure components. Knowles' prominent brands will include Knowles, Sound Solutions, Dielectric, Novacap, Syfer and Vectron. Knowles will be based in Itasca, Illinois.
Forward-Looking Statements:
This press release contains statements relating to future actions and results, which are "forward-looking" statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, the planned separation of Knowles, the potential benefits and timing thereof, and the prospects and expected financial results of Dover and Knowles after the planned transaction. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, unanticipated developments that delay or negatively impact the planned transaction; changes in market conditions; disruption to operations as a result of the planned transaction; the inability of either Dover or Knowles to operate independently following completion of the planned transaction; and the inability of Dover or Knowles to retain key personnel. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, as well as the "Risk Factors" section of Knowles' Form 10 registration statement, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. There is no assurance regarding the ultimate timing of the planned transaction or whether it will be completed. Dover does not intend to provide updates on its progress regarding the planned transaction unless and until its Board of Directors gives final approval to the planned transaction. Dover undertakes no obligation to update any forward-looking statement, except as required by applicable law.
This press release does not constitute an offer to sell any of the securities discussed herein.